
ILOVEMEMPHIS
HIT THE QUAN
PROD BY BUCK NASTY

Hit the Quan

Test The Waters

Closed on
Aug 23rd, 3:00 pm

Start Bid: $ 11
Units: 1950
Current Bid: $ 11

Availability $ 11 1950

My Units $ 20

My Bid History

Price	Shares	Type	Date
$ 16	5	Proxy	08-19-2021 12:35 pm
$ 13	5	Normal	08-19-2021 8:59 am
$ 11	5	Normal	08-18-2021 1:01 pm

Track Details


iLoveMemphis - ...
vevo
YouTube



Hit the Quan
ILoveMemphis
Invalid date

Music

ILoveMemphis
Artist

Spotify
Popularity : N/A
Playlist Reach : N/A
Streams : N/A

Pandora
Streams : N/A
Track Stations : N/A

Youtube
Views : N/A
Total Reach : N/A

Description

TYPE OF RIGHTS Producer's Share

TYPE OF INCOME Streaming, Synch, Performance, Mechanicals, Sound Exchange

PAID BY Sony

TERM (Life or Yrs) 40 yrs

READ ALL VIP AUCTION FAQS

LAST 12 MONTHS REVENUE: $3,868 PAID BIANNUALLY

Summary Overview

The "Hit The Quan" Music Royalty Asset is the underlying asset of the "Hit the Quan" Royalty Share Agreement. It contains the producer's share of income from the master recording "Hit The Quan" recorded by the recording artist iLoveMemphis and released in 2015 by Sony Music. The producer, Cordarius Williams P/K/A BUCK NASTY (the "Producer"), sold his producer royalty income previously to the Kingdom Trust Company FBO Sean Peace, which is a self-directed IRA of a member of our manager, Sean Peace.

"Hit the Quan" Royalty Share Agreement Terms

The "Hit the Quan" Royalty Share Agreement is between Kingdom Trust Company FBO Sean Peace and our company. Pursuant to the "Hit the Quan" Royalty Share Agreement, SongVest has the right to receive 100% of the publishers revenue share for a term of 40 years starting August 31, 2021 through August 31, 2061. Revenues the company will be entitled to receive from the "Hit the Quan" asset pursuant to this agreement include revenues earned in connection with the sale and exploitation of the Masters (i.e. the official original recording of the song, and the source from which all the later copies are made), which will be paid at the percentage interest as defined in the "Hit the Quan" Royalty Share Agreement for the applicable revenue sources (e.g., Streaming). Sales shall be determined by reference to the royalty statements from the producer [GA5] bi-yearly by Sony Music, which shall be conclusive and binding upon the Parties, absent manifest error. Further, the "Hit the Quan" Royalty Share Agreement provides that all earnings from video exploitation of "Hit the Quan" Music Royalty Asset will also be paid to the company.

Financial Highlights

The royalties paid over the last two years from all revenue streams contemplated in the "Hit the Quan" Royalty Share Agreement has averaged $3,868 per year.

	2018 H1	2018 H2	2019 H1	2019 H2	2020 H1	2020 H2	Grand Total
HIT THE QUAN	$ 1,091.86	$ 1,130.70	$ 2,305.54	$ 1,609.10	$ 1,266.78	$ 2,555.86	$ 9,959.84


HIT THE QUAN
$3,000.00
$2,500.00
$2,000.00
$1,500.00
$1,000.00
$500.00
$-
2018 H1
2018 H2
2019 H1
2019 H2
2020 H1
2020 H2

"Hit The Quan" was released in 2015. The revenue increased from 2018 to 2019 and has remained basically flat from 2019 to 2020.

Revenue by Income Type

Service Providers	2018 H1	2018 H2	2019 H1	2019 H2	2020 H1	2020 H2	Grand Total
YouTube	$ 17.87	$ 102.09	$ 365.06	$ 412.01	$ 312.62	$ 836.07	$ 2,045.72
Apple	$ 474.13	$ 402.98	$ 372.38	$ 352.87	$ 307.14	$ 710.84	$ 2,620.34
Spotify	$ 300.02	$ 324.88	$ 282.42	$ 357.41	$ 287.09	$ 652.04	$ 2,203.86
Amazon	$ 66.37	$ 60.70	$ 24.77	$ 131.78	$ 79.82	$ 236.59	$ 600.03
Pandora	$ 123.36	$ 111.69	$ 72.90	$ 62.40	$ 54.07	$ 38.36	$ 462.78
Facebook		$ 30.45	$ 20.17	$ 31.11	$ 90.12	$ 31.55	$ 203.40
Peloton		$ 7.26	$ 12.51	$ 46.01	$ 43.39	$ 13.39	$ 122.56
Deezer	$ 9.71	$ 5.86	$ 7.60	$ 6.88	$ 6.95	$ 10.36	$ 47.36
The Rest	$ 100.40	$ 84.79	$ 1,147.73	$ 208.63	$ 85.58	$ 26.66	$ 1,653.79
Total	$ 1,091.86	$ 1,130.70	$ 2,305.54	$ 1,609.10	$ 1,266.78	$ 2,555.86	$ 9,959.84

Data from www.chartmetric.com

TikTok
Posts 3.2M

Soundcloud
Total Plays 373.1K

Spotify
Popularity 60
Playlist Reach 2.8M
Streams 73.5M

YouTube
Views 77.7M

Genius
Views 1.4M

Shazam
Count 1.2M

Deezer
Playlist Reach 66K

Artist iLoveMemphis
Release Date Oct 08, 2015
Duration 03:01
ISRC QM33K1500006
Record Label Records, LLC

Songwriter(s) Richard Colbert, Cordarius Williams

Data Sources View Data Sources

ROYALTYTRADERS LLC (DBA SONGVEST) IS TESTING THE WATERS UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. A copy of the most recent version of the Offering Circular may be obtained online here, https://www.sec.gov/Archives/edgar/data/1855626/000182912621004217/royaltytraders_1a.htm.

Hit The Quan SongShares Confirmation

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SongVest VIP Auction <no-reply@test.ascendbywix.com>
to me

Tue, Aug 24, 5:36 PM (16 hours ago)

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SONGVEST

VIP Auction Closed

Congratulations! You have successfully reserved SongShares for Hit The Quan!


HIT THE QUAN

Thank you for participating in the Hit The Quan VIP Auction!

The details of your successful bid and total number of SongShares reserved is now visible in your SongVest profile.

Log In

WHAT HAPPENS WHEN I WIN A VIP AUCTION?

If you have a successful bid at the end of the VIP Auction, you will have the option to purchase those SongShares during the VIP Sale before the general public, and after it is qualified by the SEC. You may purchase up to as many royalty units as you reserved during the Auction. For example, if you reserved 50 SongShares, you can purchase 1, 2, 10, or any quantity up to 50 units.

WHAT HAPPENS DURING A VIP SALE or PUBLIC OFFERING?

After a VIP Auction is complete, participants who had a successful bid at the close will have the first opportunity to buy their shares at the price set during a VIP Sale. These bidders can purchase UP TO the number of SongShares they had as part of their winning bid. They can purchase less, but not more. After the VIP Sale window, all remaining shares will be available for the public to purchase at that same price.

Eligible participants in the VIP Sale who missed their window, or who want to buy additional royalty units can do so during the live public offering. When all SongShares are sold, the offering will close. Purchasers will be paid royalties quarterly through their bank account connected to their SongVest profile.

All securities-related activity is conducted through Dalmore Group, LLC ("Dalmore"), a registered broker-dealer and member FINRA/SIPC. Dalmore does not make investment recommendations and acts only as the broker/dealer of record for the offering listed. You can review the background of our broker-dealer and our investment professionals on FINRA's BrokerCheck https://brokercheck.finra.org/firm/summary/136352

HOW DO I PAY?

No money will be accepted until the offering is qualified by the SEC. Buyers must connect their bank account or credit card to their profile to pay for any offerings.

RoyaltyTraders, LLC ("SongVest") is conducting a "testing the waters" for a potential offering under Tier 2 of Regulation A of the Securities Act. No money or other consideration will be solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the Offering Circular by the SEC. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. Any offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Circular that has been qualified by the SEC. A copy of the most recent version of the Offering Circular may be obtained online here https://www.sec.gov/Archives/edgar/data/1855626/000182912621004217/royaltytraders_1a.htm.

Raleigh NC
919-276-5454

Check out SongVest

Reply Forward

Hit The Quan

SongVest is excited to offer the first VIP* Auction for SongShares


IHEARTMEMPHIS
HIT THE QUAN
PROD BY BUCK NASTY

The VIP Auction has closed. All participants with successful bids will receive notice when they have the opportunity to purchase their SongShares before the general public during a VIP Sale window.

All detailed data on the song history and royalties is available on the site.

Learn More

- **What is a VIP Auction?**
  - *SongVest's VIP Auction is a Verification of Interest in Participation for a future offering, and referred to as a "Test The Waters" auction under Tier 2 of Regulation A of the Securities Act and the offering circular.*
  - *To price the interests in the offering of royalty share units, SongVest facilitates a non-binding VIP or "Test The Waters" auction with potential investors.*
- **What happens in a VIP Auction?**
  - *During the VIP Auction period, participants can make non-binding bids on a share of the royalty stream. The number of royalty share units available will vary for each auction.*
  - *Once all SongShares have sold out at a certain price, it will automatically increase by $1 and allow more bids on the total number of units. This will repeat, with increasing price, until they reach their maximum level and no more bids are made.*
  - *Bidders can place HARD bids - these are immediate bids at the current price for a specific number of shares - or PROXY bids - where you set your maximum price and the system will bid for you if the share unit price increases.*
  - *The SongVest auction site will show bidders the current price and their current bid status and will notify them if they are outbid.*
  - *When the VIP Auction is over, the price will be set at the highest price that all were SOLD OUT. If only half were sold at $20, then the final set price would be $19.*
  - *After SEC qualification, all winning bidders will be notified and will get the opportunity to buy those share units during the VIP Sale window before the live public offering.*
- **What are SongShares?**
  - *SongVest is proud to be the first company utilizing Regulation A to offer fractionalized shares of royalty streams to the public, called SongShares or royalty share units!*
- **What does that mean?**
  - *Royalty streams are paid to music creators - artists, record labels, songwriters, producers - every time their song is used.*
  - *There are a lot of ways to earn royalties from public performance, streaming, sales, and licensing for use in tv & movies.*
  - *These royalties are collected and paid out to the music creator.*
  - *Now, for the first time, these music creators can allow fans or investors the opportunity to receive a portion of the royalties earned by songs and be paid those royalties for a specific time period*

Watch a "How To Bid" Video

RoyaltyTraders, LLC ("SongVest") is conducting a "testing the waters" for a potential offering under Tier 2 of Regulation A of the Securities Act. No money or other consideration will be solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the Offering Circular by the SEC. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. Any offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Circular that has been qualified by the SEC. A copy of the most recent version of the Offering Circular may be obtained online here, https://www.sec.gov/Archives/edgar/data/1855626/000182912621004217/royaltytraders_1a.htm.

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Bid on Royalty Share Units Starting at $20

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SongVest VIP Auctions <info@songvest.com>
to me

Fri, Aug 6, 2:59 PM

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SONGVEST

Hit The Quan VIP Auction

COMING SOON!
SongVest is excited to announce the first VIP* Auction for Royalty Share Units



IHEARTMEMPHIS
HIT THE QUAN

We want you to be the first to participate in a new investment opportunity with Royalty Share Units!

What are Royalty Share Units?
They are fractionalized shares of royalty streams utilizing Regulation A+, where investors can bid on units starting at $20! Each unit pays out royalties, with the potential to be traded in the future.

Learn More

This is a groundbreaking opportunity for royalty investments because you don't have to buy it all, you can invest as little, or as much, as you choose and spread your investment over multiple offerings.

What is a VIP Auction?

- SongVest's VIP Auction is a Verification of Interest in Participation for a future offering, and referred to as a "Test The Waters" auction under Tier 2 of Regulation A of the Securities Act and the offering circular.
- To price the interests in the offering of royalty share units, SongVest facilitates a non-binding VIP or "Test The Waters" auction with potential investors.

Past purchasers will need to create a new account on the updated SongVest auction platform.

RoyaltyTraders, LLC ("SongVest") is conducting a "testing the waters" for a potential offering under Tier 2 of Regulation A of the Securities Act. No money or other consideration will be solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the Offering Circular by the SEC. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. Any offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Circular that has been qualified by the SEC. A copy of the most recent version of the Offering Circular may be obtained online here https://www.sec.gov/Archives/edgar/data/1855626/000182912621004217/royaltytraders_1a.htm.

Raleigh NC
919-276-5454

Check out SongVest

Reply Forward

SONGVEST

Your bid was successfully placed!

Hi Paige,

Your maximum proxy bid of **20** has been successfully placed on Hit the Quan. Good luck!

Make sure to watch your bid before time runs out at 08-23-2021 8:00 pm +00:00.

Please feel free to contact us at info@songvest.com with any questions or concerns.

You have been outbid

Hi Paige Reese,

You have been outbid on **Hit the Quan** at your hard bid of 5. Don't give up now! You can still place a new bid until 08-23-2021 8:00 pm +00:00.

Please feel free to contact us at info@songvest.com with any questions or concerns.

ROYALTYTRADERS LLC (DBA SONGVEST) IS TESTING THE WATERS UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC.

Bid on Royalty Share Units Starting at $20

External Trash ×

SongVest VIP Auctions <info@songvest.com>
to me
Fri, Aug 6, 2:59 PM

Can't see this message? View in a browser

SONGVEST

Hit The Quan VIP Auction

COMING SOON!
SongVest is excited to announce the first VIP* Auction for Royalty Share Units


IHEARTMEMPHIS
HIT THE QUAN

We want you to be the first to participate in a new investment opportunity with Royalty Share Units!

What are Royalty Share Units?
They are fractionalized shares of royalty streams utilizing Regulation A+, where investors can bid on units starting at $20! Each unit pays out royalties, with the potential to be traded in the future.

Learn More

This is a groundbreaking opportunity for royalty investments because you don't have to buy it all, you can invest as little, or as much, as you choose and spread your investment over multiple offerings.

What is a VIP Auction?

- SongVest's VIP Auction is a Verification of Interest in Participation for a future offering, and referred to as a "Test The Waters" auction under Tier 2 of Regulation A of the Securities Act and the offering circular.
- To price the interests in the offering of royalty share units, SongVest facilitates a non-binding VIP or "Test The Waters" auction with potential investors.

Past purchasers will need to create a new account on the updated SongVest auction platform.

RoyaltyTraders, LLC ("SongVest") is conducting a "testing the waters" for a potential offering under Tier 2 of Regulation A of the Securities Act. No money or other consideration will be solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the Offering Circular by the SEC. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. Any offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Circular that has been qualified by the SEC. A copy of the most recent version of the Offering Circular may be obtained online here https://www.sec.gov/Archives/edgar/data/1855626/000182912621004217/royaltytraders_1a.htm.

Raleigh NC
919-276-5454

Check out SongVest

Reply Forward